Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 27, 2022, by and between Greenlane Holdings, Inc., a Delaware corporation (the “Company”) and the purchaser executing the purchase signature page attached hereto (the “Purchaser”);

WHEREAS, the Company has prepared and filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations thereunder, a registration statement on Form S-3 (Commission File No. 333-257654), including a base prospectus and a prospectus supplement to the base prospectus, relating to the securities to be issued and sold pursuant to this Agreement. The term “Registration Statement” as used herein refers to such registration statement (including all financial schedules and exhibits), as amended or as supplemented, and includes information contained in the base prospectus and the prospectus supplement thereto (the “Prospectus”) filed with the SEC pursuant to Rule 424(b) of the rules under the Securities Act and deemed to be part thereof at the time of effectiveness (the “Effective Date”) pursuant to Rule 430A of the rules under the Securities Act; and

WHEREAS, the Company intends to pay A.G.P./Alliance Global Partners (the “Placement Agent”) a fee in respect of the sale of Units (as defined below) to Purchaser, and the Company has entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with the Placement Agent that contains certain customary representations, warranties, covenants and agreements of the Company for the benefit of the Placement Agent alone.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1 Closing. Purchaser shall purchase from the Company, and the Company shall issue and sell to Purchaser, a number of units (the “Units”) consisting of a combination of (i) one share (a “Share” and, collectively, the “Shares”) of Class A common stock of the Company, par value $0.01 per share (the “Common Stock”) and/or one pre-funded warrant (the “Pre-Funded Warrant”) and (ii) one warrant (the “Standard Warrant”) to purchase a share of Common Stock, at an exercise price of $0.25 per share of Common Stock, equal to Purchaser’s subscription amount as set forth on the signature page hereto (the “Subscription Amount”) divided by the Purchase Price (as defined below). The number of shares of Common Stock and/or Pre-Funded Warrants shall be determined based on whether a Purchaser’s Subscription Amount would cause such Purchaser’s beneficial ownership to exceed 9.99% of the issued and outstanding shares of Common Stock, and in such event, in lieu of Common Stock in excess of such amount, such Purchaser shall be issued a Pre-Funded Warrant for such excess amount. Each Purchaser’s Subscription Amount (it being understood that on Closing, such amount shall be reduced by, if applicable, the aggregate exercise price of the Pre-Funded Warrants issuable to such Purchaser) as set forth on the signature page hereto. Upon satisfaction of the conditions set forth in Section 1.3, the closing shall occur at the offices of the Company on June 29, 2022, or at such other place or on such other date as the parties shall mutually agree, but in no event later than the second (2nd) Trading Day (as defined below in Section 3.3) following the date hereof (or, if this Agreement is executed after 4:30 p.m. New York City time, the third (3rd) Trading Day) (the “Closing”). The Pre-Funded Warrants together with the Standard Warrants are referred to herein as the “Warrants”. The shares of Common Stock issuable upon the exercise of the Warrants are referred to herein as the “Warrant Shares”. The Warrant Shares, collectively with the Shares and the Warrants, are referred to herein as the “Securities”.

1.2 Per Unit Purchase Price. The per Unit purchase price shall be equal to $0.25 (the “Purchase Price”).

1.3 Closing Conditions.

(a) As a condition to the Purchaser’s obligation to close, at the Closing, the Company shall have satisfied each of the conditions set forth below or shall deliver or cause to be delivered to Purchaser the items set forth below, as appropriate:

(i) this Agreement duly executed by the Company;

(ii) the Warrants duly executed by the Company;

(iii) the representations and warranties made by the Company herein, including in Annex II hereto, shall be true and correct in all material respects on the date made and on the date of the Closing;

(iv) all covenants, agreements and conditions contained in this Agreement, including in Annex II hereto, to be performed by the Company on or prior to the date of the Closing shall have been performed or complied with in all material respects; and

(v) no statute, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of the transaction contemplated by this Agreement.

(b) As a condition to the Company’s obligation to close, at the Closing, Purchaser shall have satisfied each of the conditions set forth below or shall deliver or cause to be delivered to the Company the items set forth below, as appropriate:

(i) this Agreement duly executed by Purchaser;

(ii) the Purchaser shall have complied with its obligations relating to settlement, funding and closing set forth on Annex I hereto (the terms of which are expressly incorporated into this Agreement);

(iii) the representations and warranties made by Purchaser herein shall be true and correct in all material respects on the date made and on the date of the Closing;

(iv) Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or before the Closing; and

(v) no statute, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of the transaction contemplated by this Agreement.

(c) As of the date of the Closing, there shall have been no Material Adverse Effect (as defined below) with respect to the Company since the date hereof.

(d) Purchaser’s obligation to purchase the Units will be subject to the termination rights set forth in the Placement Agency Agreement having not been exercised.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. Except as set forth in the Company’s public filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company hereby makes the following representations and warranties as of the date hereof and as of the date of the Closing to Purchaser:

(a) Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by the Company makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or that certain Escrow Agreement dated as of the date hereof, by and among the Company, the Placement Agent and Continental Stock Transfer & Trust Company (the “Escrow Agreement,” and together with this Agreement, the “Transaction Agreements”), (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Transaction Agreements (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Agreements and the Warrants and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Agreements and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company in connection therewith. Each of the Transaction Agreements and the Warrants have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) No Conflicts. The execution, delivery and performance of the Transaction Agreements and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s Amended and Restated Certificate of Incorporation or Second Amended and Restated Bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Agreements and the Warrants, other than (i) the filing with the SEC of a Form 8-K and prospectus supplement relating to the offer and sale of the Units pursuant to the Registration Statement, and applicable Blue Sky filings, if any, and (ii) such as have already been obtained.

(e) Capitalization. All of the outstanding shares of the Company’s Common Stock are, and all of the Shares, when issued, will be, duly authorized, validly issued, fully paid and nonassessable, and free and clear of all liens created by the Company. The Warrant Shares have been duly authorized, and if and when issued and delivered by the Company against payment therefor as provided by the Warrants, shall be validly issued, fully paid and nonassessable, and free and clear of all liens created by the Company. All of the outstanding shares of the Company’s Common Stock were, the Shares will be, and the Warrant Shares (if and when issued) will be, issued in material compliance with all applicable federal and state securities laws, including available exemptions therefrom, and none of such issuances were, and the issuance of the Shares and the Warrant Shares will not be, made in violation of any pre-emptive or other rights. The Company has reserved from its duly authorized capital stock the number of shares of Common Stock issuable pursuant to this Agreement and the Warrants. The issuance of the Shares and the Warrant Shares will not trigger any anti-dilution rights of any existing securities of the Company.

(f) Registration Statement. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the SEC; and any request on the part of the SEC for additional information has been complied with.

(g) Securities Law Disclosure. The Company shall (i) by 9:30 a.m. (New York City time) on June 27, 2022, issue a press release disclosing the material terms of the transactions contemplated hereby, and (ii) by 5:30 p.m. (New York City time) on July 1, 2022, file a Current Report on Form 8-K, including this Agreement, the Placement Agency Agreement and the form of Warrant as exhibits thereto, with the SEC. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement, the Placement Agency Agreement and the form of Warrant. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates on the one hand, and the Purchaser or any of its affiliates on the other hand, shall terminate.

The Company acknowledges and agrees that the Purchaser may rely on the representations and warranties made to the Placement Agent contained in Section 1 of the Placement Agency Agreement, and that the representations contained in this Section 2.1 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in the Placement Agency Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

2.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the date of the Closing to the Company as follows:

(a) Organization; Authority. If Purchaser is not a natural person, such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, limited liability or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Agreements and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by the Transaction Agreements has been duly authorized by all necessary corporate or similar action on the part of Purchaser. The Transaction Agreements to which it is a party have been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms thereof, will constitute valid and legally binding obligations of Purchaser, enforceable against it in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Information; Confidentiality. Purchaser and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Units as have been requested by Purchaser. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein. Purchaser understands that its investment in the Units involves a high degree of risk. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Units.

(c) No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units or the fairness or suitability of the investment in the Units, nor have such authorities passed upon or endorsed the merits of the offering of the Units.

(d) Sales; Short Selling. From and after the date Purchaser received any information about the existence of this offering, Purchaser has not offered, pledged, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, loaned, or otherwise transferred or disposed of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, entered into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or directly or indirectly, through related parties, affiliates or otherwise sold “short” or “short against the box” (as those terms are generally understood, provided that, for the avoidance of doubt, the locating and/or borrowing of shares of Common Stock shall not be included in this Section 2.2(d)) any equity security of the Company. Purchaser covenants that it will not, nor will it authorize or permit any person acting on its behalf to, engage in any such transactions until following the public disclosure of the transaction as contemplated by Section 2.1(g).

(e) Information Regarding Purchaser. Purchaser has provided the Company with true, complete, and correct information regarding all applicable items set forth on Purchaser’s signature page to this Agreement.

(f) Placement Agent as Beneficiary. Purchaser expressly acknowledges and agrees that all representations, warranties, covenants and agreements made or given by the Purchaser to the Company herein, are also irrevocably made and given for the benefit of the Placement Agent and that the Placement Agent is entitled to rely on the same in connection with the placement of the Units as if such representations, warranties, covenants and agreements, as applicable, were made directly to the Placement Agent.

(g) Non-Reliance on Placement Agent. Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Units and not to the Purchaser. Purchaser further acknowledges that (i) the Placement Agent, its affiliates, and their respective representatives make no representation or warranty with regard to the merits of the offering of the Units or as to the completeness or accuracy of any information or materials such Purchaser may have received in connection therewith, and Purchaser has not relied and will not rely on any information, representations or advice furnished by or on behalf of any of the Placement Agent, its affiliates or their respective representatives, orally or in writing, in making a decision to purchase the Units, (ii) it will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Units, (iii) it will be purchasing Units based on the results of its own due diligence investigation of the Company and (iv) it has negotiated the offer and sale of the Units directly with the Company, and the Placement Agent will not be responsible for the ultimate success of any such investment.

(h) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof is, either (i) an institutional investor as such term is used in Section 5542(b)(8) of the Uniform Securities Act of 2002 or (ii) a resident of the State of California who, by reason of his or her business or financial experience has the capacity to protect his or her own interests in connection with the transaction contemplated by this Agreement and such Purchaser is purchasing the Securities for his or her own account (or a trust account if the Purchaser is a trustee) and not with a view to or for sale in connection with the distribution of the Securities.

ARTICLE III

MISCELLANEOUS

3.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Units.

3.2 Entire Agreement. This Agreement, together with the annexes, exhibits and schedules thereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

3.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the time of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email address at the facsimile number or email address on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications is set forth on the signature pages attached hereto. For purposes of this Agreement, “Trading Day” shall mean a day on which the Company’s Common Stock is traded on a national securities exchange or over-the-counter market, or, if the Company’s Common Stock is not then eligible for trading on a national securities exchange or over-the-counter market, any day except Saturday, Sunday and any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

3.4 Amendments; Waivers. Prior to Closing, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and all of the Purchasers. Thereafter, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers of at least a majority in interest of the Shares and Warrant Shares underlying Warrants (disregarding for this purpose any and all limitations of any kind on exercise of any Warrants) purchased by such Purchasers at Closing, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 3.4 shall be binding upon each Purchaser and holder of Securities and the Company.

3.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

3.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither Company nor Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

3.7 [Reserved]

3.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

3.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery of the Units.

3.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

3.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

3.12 Replacement of Securities. If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested, but not the posting of any surety or similar bond. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate.

3.13 Exculpation of the Placement Agent. Each of the Company and Purchaser agrees for the express benefit of the Placement Agent, its affiliates and their respective representatives that:

(a) None of the Placement Agent, its affiliates or their representatives: (i) have any duties or obligations under this Agreement; (ii) shall be liable for any improper payment made in accordance with this Agreement and the information provided herein by the Company; (iii) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement; or (iv) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or (y) for anything which any of them may do or refrain from doing in connection with this Agreement, except for such party’s own gross negligence or willful misconduct or required by law.

(b) The Placement Agent, its affiliates and their respective representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company.

3.14. Indemnification of Placement Agent. The Purchaser agrees to indemnify and hold harmless the Placement Agent, its affiliates and their respective representatives from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any improper payment or settlement of the Shares or Warrants made in accordance with this Agreement and the information provided herein by the Purchaser, except to the extent that any losses, liabilities, claims, damages, costs, fees and expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from a Placement Agent’s willful misconduct or gross negligence in performaing the services described herein.

3.15 Sales During Pre-Settlement Period. Notwithstanding anything herein to the contrary, if at any time on or after the time of execution of this Agreement by the Company and an applicable Purchaser, through, and including the time immediately prior to the Closing (the “Pre-Settlement Period”), such Purchaser sells to any Person all, or any portion, of any Common Stock to be issued hereunder to such Purchaser at the Closing (collectively, the “Pre-Settlement Shares”), such Purchaser shall, automatically hereunder (without any additional required actions by such Purchaser or the Company), be deemed to be unconditionally bound to purchase, and the Company shall be deemed unconditionally bound to sell, such Pre-Settlement Shares to such Purchaser at the Closing; provided, that the Company shall not be required to deliver any Pre-Settlement Shares to such Purchaser prior to the Company’s receipt of the purchase price of such Pre-Settlement Shares hereunder; and provided further that the Company hereby acknowledges and agrees that the forgoing shall not constitute a representation or covenant by such Purchaser as to whether or not during the Pre-Settlement Period such Purchaser shall sell any shares of Common Stock to any Person and that any such decision to sell any shares of Common Stock by such Purchaser shall solely be made at the time such Purchaser elects to effect any such sale, if any.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GREENLANE HOLDINGS, INC.

By:
Name:	Nicholas Kovacevich
Title:	Chief Executive Officer

Address for Notice:

Greenlane Holdings, Inc.

1095 Broken Sound Parkway, Suite 300

Boca Raton, FL

Attn: Amir Sadr

Email: asadr@greenlane.com

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP
2100 L Street, NW

Washington, D.C. 20037

Attn: Justin R. Salon

Email: JustinSalon@mofo.com

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Subscription Amount: $_______________________________

Purchase Price Per Unit: $________________________

Total Units: _______________________ Shares of Common Stock: _________________ Pre-Funded Warrant Shares (if any): __________________ Standard Warrant Shares: __________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: _____________ __, 2022

____________________________________
PURCHASER

By:_______________________________________
Print Name:_________________________________
Title:______________________________________
Address:___________________________________

Annex I

Closing and Delivery of the Units and Funds.

1.	Closing.

The Purchasers will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the time and date of the Closing. At the Closing, the Company shall cause EQ Shareowner Services (the “Transfer Agent”) to deliver to the Purchaser the number of Shares set forth on the signature page to the Agreement registered in the name of the Purchaser or, if so indicated on the Purchaser Questionnaire attached hereto as Exhibit A-1, in the name of a nominee designated by the Purchaser and (b) the aggregate purchase price for the Units being purchased by the Purchaser will be delivered by or on behalf of the Purchaser to the Company.

2.	Delivery of Funds.

The Purchaser shall settle the Shares purchased by such Purchaser through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) delivery system or shall receive the Shares in book-entry format in the name of the beneficial holder. No later than two (2) business day after the execution of the Agreement by the Purchaser and the Company, the Purchaser shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Purchaser to the following account designated by the Company and the Placement Agent:

ABA # 067016574

Account Name: WAREHOUSE GOODS LLC OPERATING ACCT

Account Number: 26226498700

3.	Delivery of Units.

No later than two (2) business day after the execution of the Agreement by the Purchaser and the Company, the Purchaser, if the Shares are to be issued in street name on behalf of the Purchaser, shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Purchaser are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent, to credit such account or accounts with the Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Purchaser by the Placement Agent. Simultaneously with the delivery to the Company of the funds pursuant to Section 2 above, the Company shall direct the Transfer Agent to credit the Purchaser’s account or accounts with the Shares pursuant to the information contained in the DWAC.

If the Purchaser elects to hold the Shares in the name of the beneficial holder, the Shares shall be issued in book-entry format. Simultaneously with the delivery to the Company of the funds pursuant to Section 2 above, the Company shall direct the Transfer Agent to issue the Shares pursuant to the ownership information provided by the Purchaser.

At the Closing, the Company shall cause to be delivered to the Purchaser a Warrant to purchase a number of whole Warrant Shares determined by multiplying the number of Total Units set forth on the signature page by the relevant Warrant Ratio and rounding up to the nearest whole number.

EXHIBIT A-1

PURCHASER QUESTIONNAIRE

Pursuant to Section 1 of Annex I to the Agreement, please provide us with the following information:

1. The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:
2. The relationship between the Purchaser and the registered holder listed in response to item 1 above:
3. The mailing address of the registered holder listed in response to item 1 above:
4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:
5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Units are maintained):
6. DTC Participant Number:
7. Name of Account at DTC Participant being credited with the Shares:
8. Account Number at DTC Participant being credited with the Shares:

Annex II

Additional Agreements by the Company.

Section 1. Additional Representations and Warranties. Except as set forth in the Company’s public filings under the Exchange Act, the Company hereby makes the following representations and warranties as of the date hereof and as of the date of the Closing to the Purchaser:

1.1 Litigation. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending, or to the Company’s knowledge, threatened against or affecting the Company, any of its subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement, the Escrow Agreement, the Securities Purchase Agreements or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and there is no pending or, to the Company’s knowledge, contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its subsidiaries under the Exchange Act or the Securities Act.

1.2. Transactions With Affiliates and Employees. Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required, none of the officers or directors of the Company or any of its subsidiaries and, to the knowledge of the Company, none of the employees of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

1.3. No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 2.2 of the Agreement, neither the Company, nor any of its affiliates, nor any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (a “Person”) acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or quoted. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

Section 2. Additional Covenants of the Company.

2.1. Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

2.2. Warrant Shares. The Company shall use best efforts to keep a registration statement (including the Registration Statement) registering the issuance of the Warrant Shares effective during the term of the Warrants.

2.3. Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Agreement, the Placement Agency Agreement or Warrant or under any other agreement between the Company and the Purchaser.

2.4. Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Agreement, the Placement Agency Agreement and the Warrant, which shall be disclosed pursuant to Section 2.1(g) of the Agreement, neither the Company, nor any other Person acting on behalf of the Company, will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its subsidiaries, or any of their respective officers, directors, agents, employees or affiliates, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to the Agreement, the Placement Agency Agreement or Warrant constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

2.5.  Indemnification of Purchasers. Subject to the provisions of this Section 2.5, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Agreement or in the Placement Agency Agreement or Warrant or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Agreement, the Placement Agency Agreement or Warrant (except to the extent, but only to the extent that such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Agreement, the Placement Agency Agreement or Warrant or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to the Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under the Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in the Agreement, the Placement Agency Agreement or Warrant. The indemnification required by this Section 2.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

2.6. Subsequent Equity Sales.

(i)       From the date hereof until ninety (90) days after the Closing Date, neither the Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or amendment or supplement thereto, other than the Prospectus or filing a registration statement on Form S-8 in connection with any employee benefit plan. “Common Stock Equivalents” means any securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(ii)       From the date hereof until one (1) year following the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or “at-the-market” offering, whereby the Company may issue securities at a future determined price. Notwithstanding the foregoing, following the ninety (90) day anniversary of the Closing Date through the one hundred eighty (180) day anniversary of the Closing Date, the Company may effect sales under an “at-the-market” offering facility, provided that no sales of shares of Common Stock or Common Stock Equivalents may be below $0.40 per security. Following the one hundred eighty (180) day anniversary of the Closing Date, the Company may effect sales under an “at-the-market” offering facility without any pricing restrictions. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(iii)       Notwithstanding the foregoing, this Section 2.6 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance. “Exempt Issuance” means means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the board of directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 2.6(i) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Section 3. Termination. The Agreement may be terminated by the Purchaser by written notice to the Company and the Placement Agent, if the Closing has not been consummated on or before July 31, 2022; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).